UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Document Security Systems, Inc. (NYSE AMEX: DMC, the “Company”) recently disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 28, 2011 that it received a letter on January 25, 2011 (the “Amex Letter”) from NYSE Amex LLC (“NYSE Amex”) in connection with a continued listing deficiency relating to certain additional issuances of its securities (the “Securities”) which occurred in the fourth quarter of 2010.

On March 15, 2011, the Company received correspondences from NYSE Amex approving the Company’s Additional Listing Applications for the Securities and confirming that the Company has resolved the continued listing deficiency referenced in the January 25, 2011 Amex Letter and, as such, has regained full compliance under the applicable provisions of the NYSE Amex Company Guide’s continued listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: March 17, 2011	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer